Exhibit 10.5

ROYALTY AGREEMENT

THIS ROYALTY AGREEMENT (the “Agreement”) is made as of January 23, 2024 (the “Effective Date”) by and among FreightCar America, Inc., a Delaware corporation with offices at 125 S. Wacker Drive, Suite 1500, Chicago, Illinois 60606 (“FCA”), and Salvador Gil Benavides, a Mexican individual, with domicile at Rio Nazas 1001 Copl. Jardines de la Salle, Monclova, Coahuila 25720 México (The “Royalty Payee”), and FCA and Royalty Payee are collectively referred to herein as the “Parties”.

RECITALS

A. Whereas Royalty Payee has industrial, commercial and technical knowledge and information (the "Knowledge") consisting of:

(i) Knowledge related to the way of doing business in Mexico by domestic and foreign investors,

(ii) Knowledge as to of how to do business in the metal-mechanic, casting, smelting and manufacturing of metallic materials such as steel,

(iii) Knowledge of the industrial process to manufacture Railcars and Tank Cars (as defined below),

(iv) Knowledge related to the design and construction of industrial facilities for the Railcars and Tank Cars (as defined below) manufacturing industry, as well as the negotiation and contracting of suppliers in different segments of the services related to the construction of industrial facilities,

(v) Knowledge of the supplier and supply-chain market related to the businesses and industries mentioned in the preceding paragraphs,

(vi) Knowledge of the labor market, both related to human resources matters and union matters in Monclova, Coahuila and the region, and in Mexico, in general,

CONTRATO DE REGALÍAS

ESTE CONTRATO DE REGALÍAS (el “Contrato”) de fecha 23 de enero de 2024 (la “Fecha de Inicio”) celebrado por y entre Freightcar America, Inc. una sociedad de Delaware con oficinas en 25 S. Wacker Drive, Suite 1500, Chicago, Illinois 60606 (“FCA”), y Salvador Gil Benavides, una persona física mexicana, con domicilio en Rio Nazas 1001 Copl. Jardines de la Salle, Monclova, Coahuila 25720 México (el “Acreedor”). y FCA y el Acreedor conjuntamente referidos como las “Partes”.

ANTECEDENTES

A. Considerando que el Acreedor posee conocimientos e información industrial, comercial y técnica (los “Conocimientos”) consistentes en:

(i) Conocimientos sobre la manera de realizar negocios en México por parte de empresas nacionales e inversionistas extranjeros,

(ii) Conocimientos sobre la manera de realizar negocios en el mercado metalmecánico, de la fundición, fusión y manufactura de materiales metálicos como el acero,

(iii) Conocimientos sobre el proceso industrial de manufactura de Vagones y Vagones Cisterna (como se definen más adelante),

(iv) Conocimientos en materia de diseño y construcción de naves industriales para la industria de manufactura de Vagones y Vagones Cisterna (como se definen más adelante), así como de la negociación y contratación de proveedores en distintos segmentos de la prestación de servicios de construcción de naves industriales,

(v) Conocimientos del mercado de proveedores y la cadena de suministro relacionados con los negocios y la industria mencionada en los incisos anteriores,

(vi) Conocimientos del mercado laboral, tanto en lo que respecta a asuntos de recursos humanos como a asuntos sindicales en Monclova, Coahuila y la región, y en México, en general,

(vii) Knowledge of the logistics systems, customs matters and foreign trade operations, in general, and in particular for Railcars and Tank Cars (as defined below),

(viii) Knowledge on the creation, implementation and administration of businesses of the nature of those mentioned in the preceding paragraphs in the market of Monclova, Coahuila, and

(ix) Knowledge of the local customs and practices of the Monclova market, the Mexican market and the export market to the United States in the aforementioned businesses.

B. Whereas, Royalty Payee, based on his Knowledge, has created, together with Mr. Alejandro Gil Benavides, and Mr. Jesús Salvador Gil Benavides (the “Gils”), a business plan and model for the performance of all the activities necessary to carry out the manufacture and repair of Railcars and Tank Cars (as defined below) in the Mexican market and, in particular, in the city of Monclova, Coahuila, as well as for its export to the United States (the “Business Plan and Model”).

C. Considering that Royalty Payee has delivered by different means, especially orally, his Knowledge and the Business Plan and Model to FCA, including its subsidiary, FCA-Fasemex, S. de R.L. de C.V., so that they are able to operate a certain industrial facility located in the city of Monclova, Coahuila, for the manufacture and repair of Railcars and Tank Cars (as defined below).

AGREEMENT

Now, therefore, in consideration of the mutual promises and covenants herein contained, the Parties hereto agrees as follows:

1.
ROYALTY.

(a)
During each applicable Production Line Period (as defined below), FCA will pay to Royalty Payee (i) 0.19200% of FCA’s Railcar Sales Net Revenue (as defined below) and (ii)

(vii) Conocimientos en materia de operaciones logísticas, aduaneras y de comercio exterior, en general, y en particular para Vagones y Vagones Cisterna (como se define más adelante)

(viii) Conocimientos sobre la realización, implementación y administración de negocios de la naturaleza de los mencionados en los puntos anteriores en el mercado de Monclova, Coahuila, y

(ix) Conocimientos sobre los usos y costumbres del mercado de Monclova, el mercado mexicano y del mercado de exportación a los Estados Unidos en los negocios anteriormente señalados.

B. Considerando que, el Acreedor, con base a sus Conocimientos, ha elaborado, en conjunto con los señores Alejandro Gil Benavides y Jesús Salvador Gil Benavides (los “Señores Gil”), un plan y modelo de negocios para la realización de la totalidad de las actividades necesarias para llevar a cabo la manufactura y reparación de Vagones y Vagones Cisterna (como se define más adelante) en el mercado mexicano y, en particular, en la ciudad de Monclova, Coahuila, así como para su exportación a los Estados Unidos (el “Plan y Modelo de Negocios”).

C. Considerando que el Acreedor ha entregado por distintos medios, especialmente oral, sus Conocimientos y el Plan y Modelo de Negocios a FCA, incluyendo su subsidiaria, FCA-Fasemex, S. de R.L. de C.V., para que estén en posibilidad de operar cierta nave industrial ubicada en la ciudad de Monclova, Coahuila, para la manufactura y reparación de Vagones y Vagones Cisterna (como se define más adelante)

CONTRATO

Ahora, por lo tanto, en consideración de las promesas y obligaciones mutuas aquí contenidas, las Partes acuerdan lo siguiente:

1. REGALÍAS.

(b)
Durante cada Periodo de Línea de Producción (como se define más adelante) aplicable, FCA pagará al Acreedor (i) el 0.19200% de los Ingresos Netos por Ventas de Vagones (como se define más adelante) de FCA

0.24000% of FCA’s Tank Car Sales Net Revenue (as defined below); the payment specified in this clause (ii) and clause (i) of this sentence, collectively, the “Royalty”) on and subject to the terms and conditions of this Agreement. The Royalty shall be paid to the account specified on Exhibit I attached hereto (the “Account”). FCA’s obligations with respect to any such payment shall be complete when paid to the Account.

(c)
During each applicable Production Line Period (as defined below), a Royalty obligation shall accrue, with respect to each Railcar or Tank Car (as such terms are defined below), upon the sale of (i) such new railcar or converted, modified, refurbished or repaired railcar, other than tank cars, to third parties or to FCA for its own leasing fleet (the “Railcars”), or (ii) such new tank car or converted, modified, refurbished or repaired tank car, to third parties or to FCA for its own leasing fleet (the “Tank Cars”) (the Railcars and the Tank Cars, collectively, the “Products”). A Product shall be considered “sold” when such Product is shipped and FCA is paid in full for such Product, when sold to third parties or when shipped to FCA when it will use them for its own leasing fleet and “repaired” shall mean programmed repair work, excluding under warranty repair works and normal course field repairs.

(d)
With respect to (i) the first and second production lines that have been constructed to produce Railcars or Tank Cars at the Castaños facility in Castaños, Mexico (the “Castaños Facility”), a Royalty shall only accrue for a period terminating on August 31, 2037; (ii) the third and fourth production lines that are being constructed to produce Railcars or Tank Cars at the Castaños Facility, a Royalty shall only accrue for a period of seventeen (17) years, commencing on the first day of the month during which production commences on the third or fourth lines, whichever line is earlier between these two; and (iii) any other production lines constructed by FCA at the Castaños Facility or elsewhere within Mexico, a Royalty shall only accrue for a period of years, commencing on the first day of the month during which production commences

y (ii) el 0.24000% de los Ingresos Netos por Ventas de Vagones Cisterna (como se define más adelante) de FCA; el pago especificado en esta cláusula (ii) y en la fracción (i) de esta oración, colectivamente, la "Regalía") en los términos y condiciones del presente Contrato. La Regalía se abonará a la cuenta especificada en el Anexo I adjunto al presente (la "Cuenta"). Las obligaciones de FCA con respecto a cualquier pago de este tipo se completarán cuando se abone en la Cuenta.

(b) Durante cada Periodo de Línea de Producción (como se define más adelante) aplicable, se devengará una obligación de Regalía, con respecto a cada Vagón o Vagón Cisterna (tal y como se definen dichos términos más adelante), por la venta de (i) cada vagón de ferrocarril nuevo o convertido, modificado, reformado o reparado, distinto de los vagones cisterna, a terceros o a FCA para su propia flota de renta (los “Vagones”), o (ii) cada vagón cisterna nuevo o vagón cisterna convertido, modificado, reformado o reparado, a terceros o a FCA para su propia flota de renta (los “Vagones Cisterna”) (los Vagones y los Vagones Cisterna, conjuntamente, los “Productos”). Un Producto se considerará "vendido" cuando dicho Producto se envíe y se pague íntegramente a FCA por dicho Producto, cuando se venda a terceros o cuando se envíe a FCA cuando los vaya a utilizar para su propia flota de renta y "reparado" significará el trabajo de reparación programado, excluyendo los trabajos de reparación en garantía y las reparaciones de campo en curso normal.

(c) En relación a (i) la primera y segunda líneas de producción que se han construido para producir Vagones o Vagones Cisterna en la nave de Castaños en Castaños, México (la “Nave de Castaños"), sólo se devengará una Regalía durante un periodo que finalizará el 31 de agosto de 2037; (ii) la tercera y cuarta líneas de producción que se están construyendo para producir Vagones o Vagones Cisterna en la Nave de Castaños, sólo se devengará una Regalía durante un periodo de diecisiete (17) años, a partir del primer día del mes en que comience la producción en la tercera o cuarta línea, la que sea anterior entre estas dos; y (iii) cualquier otra línea de producción construida por FCA en la Nave de Castaños o en cualquier otro lugar dentro de México, sólo se devengará una Regalía por un periodo de años, que comenzará el primer día del on such additional line(s) and ending on the same date that the Royalty obligation for the first and second production lines ended ((i), (ii), and (iii) together, the “Production Line Periods”).

(e)
The Royalty shall be calculated in accordance with Sections 1(a) and 1(b) on a calendar quarter basis (the “Royalty Period”) by FCA and shall be payable by FCA no later than thirty (30) calendar days after the end of the preceding full quarterly period. For purposes of clarity, the Royalty calculated for any given Royalty Period will include any deemed sales (pursuant to Section 1(b)), during such Royalty Period.

(f)
For each Royalty Period, within fifteen (15) business days of the end of such period, FCA shall provide Royalty Payee with a written royalty statement. Such royalty statement shall be certified as accurate by a duly authorized officer of FCA reciting (i) the number and types of Railcars or Tank Cars sold (or deemed sold pursuant to Section 1(b)) during the applicable Royalty Period, (ii) the applicable end customers gross invoice, and (iii) the costs of freight, insurance and/or custom duties and fees excluded from Railcar Sales Net Revenue (as defined below) or Tank Car Sales Net Revenue (as defined below) for each shipment.

(g)
“Railcar Sales Net Revenue” shall mean the gross selling price or other consideration received by FCA from the sale of newly manufactured or converted, modified, refurbished or repaired Railcars, other than tank cars, sold to third parties or to FCA for its own leasing fleet. Railcar Sales Net Revenue shall not include out-of-pocket costs of freight, insurance and/or custom duties and fees.

(h)
“Tank Car Sales Net Revenue” shall mean the gross selling price or other consideration received by FCA from the sale of newly manufactured or converted, modified, refurbished or repaired Tank Cars sold to third parties or to FCA for its own leasing fleet. Tank mes en que comience la producción en dicha(s) línea(s) adicional(es) y terminará en la misma fecha en que termine la obligación de Regalía para la primera y segunda líneas de producción ((i), (ii) y (iii) en conjunto, los “Periodos de Línea de Producción”).

(d) FCA calculará la Regalía de acuerdo con las Cláusulas 1(a) y 1(b) por trimestres naturales (el “Periodo de Regalía”) y la pagará a más tardar treinta (30) días naturales después del final del periodo trimestral completo anterior. Para propósitos de claridad, la Regalía calculada para cualquier Periodo de Regalía incluirá cualquier venta considerada (de conformidad con la Cláusula 1(b)), durante dicho Periodo de Regalía.

(e) Para cada Periodo de Regalía, dentro de los quince (15) días hábiles siguientes a la finalización de dicho periodo, FCA proporcionará al Acreedor una declaración de regalías por escrito. Dicha declaración de regalías deberá ser certificada como exacta por un funcionario debidamente autorizado de FCA, y deberá contener (i) el número y los tipos de Vagones y Vagones Cisterna vendidos (o considerados vendidos de conformidad con la Cláusula 1(b)) durante el Periodo de Regalía aplicable, (ii) la factura bruta de los clientes finales aplicables, y (iii) los costes de flete, seguro y/o derechos y tasas de aduana excluidos de los Ingresos Netos por Ventas de Vagones (como se define más adelante) o de los Ingresos Netos por Ventas de Vagones Cisterna (como se define más adelante) para cada envío.

(f) "Ingresos Netos por Ventas de Vagones” significará el precio de venta bruto u otra contraprestación recibida por FCA por la venta de Vagones de nueva fabricación o convertidos, modificados, renovados o reparados, distintos de los vagones cisterna, vendidos a terceros o a FCA para su propia flota de renta. Los Ingresos Netos por Ventas de Vagones no incluirán los costes de flete, seguro y/o derechos y tarifas de aduana.

(g) “Ingresos Netos por Ventas de Vagones Cisterna” significará el precio de venta bruto u otra contraprestación recibida por FCA por la venta de Vagones Cisterna de nueva fabricación o convertidos, modificados, restaurados o reparados vendidos a terceros o a FCA para su

Car Sales Net Revenue shall not include out-of-pocket costs of freight, insurance and/or custom duties and fees.

(i)
All payments due to Royalty Payee shall be made in United States currency by wire transfer to the Account, unless otherwise specified by them to FCA.

2.
TERM

(a)
The term of this Agreement (the “Term”) shall commence on the Effective Date and end upon the termination of the last applicable Production Line Period, unless terminated earlier pursuant to this Agreement.

(b)
FCA shall have the right to immediately terminate this Agreement upon written notice to Royalty Payee in the event that:

i.
Royalty Payee commits a material breach of any of its obligations under this Agreement, and such breach is not cured within ninety (90) days after written notice to such Party of such breach; or

ii.
any Gil commits a material breach of any of their obligations under that certain lease agreements and its respective amendment agreements, by and between the Gils as lessors and FCA-Fasemex, S. de R.L. de C.V. as lessee, and such breach is not cured within ninety (90) days after written notice to the Gils of such breach; provided, however, that this Agreement shall not terminate in the event that such lease agreement and its respective amendment agreements, are terminated by mutual agreement of the parties thereto, for any reason whatsoever, prior to its expiration date.

3.
REPRESENTATIONS AND WARRANTIES

(a)
FCA represents and warrants that (i) it is a corporation duly organized, validly existing, and in good standing under the laws of the State propia flota de renta. Los Ingresos Netos por Ventas de Vagones Cisterna no incluirán los costes de flete, seguro y/o derechos y tarifas de aduana.

(h) Todos los pagos debidos al Acreedor se realizarán en moneda de curso legal de los Estados Unidos mediante transferencia bancaria a la Cuenta, a menos que éste especifique lo contrario a FCA.

2. VIGENCIA

(a) La vigencia de este Contrato (la “Vigencia”) comenzará en la Fecha de Inicio y deberá terminar en la terminación del último Periodo de Línea de Producción aplicable, salvo que termine anticipadamente en virtud del presente Contrato.

(b) FCA tendrá derecho a rescindir inmediatamente el presente Contrato previa notificación por escrito al Acreedor en caso de que:

i. El Acreedor cometa un incumplimiento grave de cualquiera de sus obligaciones en virtud del presente Contrato, y dicho incumplimiento no se subsane en un plazo de noventa (90) días tras la notificación por escrito de dicho incumplimiento a dicha Parte; o

ii. cualquier de los Señores Gil cometa un incumplimiento sustancial de cualquiera de sus obligaciones conforme a ciertos contratos de arrendamiento y sus respectivos convenios modificatorios, celebrados entre los Señores Gil como arrendadores y FCA-Fasemex, S. de R.L. de C.V. como arrendatario, y dicho incumplimiento no sea subsanado dentro de los noventa (90) días siguientes a la notificación por escrito a los Señores Gil de dicho incumplimiento; en el entendido, sin embargo, que el presente Contrato no terminará en caso de que dicho contrato de arrendamiento y sus respectivos convenios modificatorios, sean terminados por mutuo acuerdo de las partes del mismo, por cualquier motivo, antes de su fecha de vencimiento.

3. DECLARACIONES Y GARANTÍAS

(a) FCA declara y garantiza que (i) es una sociedad mercantil debidamente constituida, con of Delaware, and (ii) has full power and authority to enter into this Agreement and perform its obligations hereunder.

(b)
Royalty Payee represents and warrants that he is an individual, of Mexican nationality, of legal age, married, with full authority to exercise their own rights and with sufficient and enough legal capacity to be bound by the terms of this Agreement.

4.
RECORD INSPECTION AND AUDIT

(a)
Royalty Payee shall have the right, upon reasonable notice, to inspect FCA’s books, records, accounts, and all other documents and material in FCA’s possession or control with respect to the subject matter of this Agreement, subject to appropriate confidentiality restrictions, including all information leading to, derived from or related to the Royalties, the Railcar Sales Net Revenue and the Tank Cars Sales Net Revenue. FCA shall maintain proper books, records and accounts with entries that are full, true and correct in all material respects and in conformity with GAAP consistently applied regarding the Royalties, the Railcar Sales Net Revenue and the Tank Cars Sales Net Revenue. FCA shall permit any representatives or advisors of Royalty Payee, upon reasonable prior notice, to inspect, examine and make extracts from its books, records, accounts, and all other documents and material in FCA’s possession or control with respect to the subject matter of this Agreement, and to discuss its calculations, entries and records with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, in each case at Royalty Payee’ expense; provided that, Royalty Payee shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an event of default by FCA, in which case the inspection and works related thereto can take place at any reasonable time and shall be at FCA’s expense.

(b)
All books and records relative to FCA’s obligations hereunder shall be maintained and made accessible to Royalty Payee for inspection existencia válida y en pleno goce de sus derechos conforme a las leyes del Estado de Delaware, y (ii) cuenta con las facultades para celebrar el presente Contrato y cumplir con las obligaciones a su cargo.

(b) El Acreedor declara y garantiza que es una persona física, de nacionalidad mexicana, mayor de edad, casado, con plena capacidad para ejercer sus propios derechos y con capacidad legal suficiente y bastante para obligarse en los términos del presente Contrato.

4. INSPECCIÓN Y AUDITORÍA DE REGISTROS

(a) El Acreedor tendrá derecho, previo aviso razonable, a inspeccionar los libros, registros, cuentas y todos los demás documentos y materiales en posesión o control de FCA con respecto al objeto de este Contrato, sujeto a las restricciones de confidencialidad apropiadas, incluida toda la información que conduzca, derive o esté relacionada con las Regalías, los Ingresos Netos por Ventas de Vagones y los Ingresos Netos por Ventas de Vagones Cisterna. FCA mantendrá libros, registros y cuentas adecuados con entradas que sean completas, verdaderas y correctas en todos los aspectos materiales y de conformidad con los PCGA aplicados de forma coherente en relación con las Regalías, los Ingresos Netos por Ventas de Vagones y los Ingresos Netos por Ventas de Vagones Cisterna. FCA permitirá a cualquier representante o asesor del Acreedor, previo aviso razonable, inspeccionar, examinar y extraer extractos de sus libros, registros, cuentas y cualquier otro documento y material en posesión o control de FCA en relación con el objeto de este Contrato, así como discutir sus cálculos, entradas y registros con sus directivos y contadores independientes, todo ello en momentos razonables y con la frecuencia que se solicite razonablemente, en cada caso a expensas del Acreedor; siempre y cuando, el Acreedor no ejerza tales derechos más de dos (2) veces durante cualquier año natural, salvo que exista un caso de incumplimiento por parte de FCA, en cuyo caso la inspección y los trabajos relacionados con la misma podrán tener lugar en cualquier momento razonable y correrán a cargo de FCA.

at a location in the United States for at least two (2) years after termination or expiration of this Agreement.

5.
CONFIDENTIALITY
(a)
All disclosures of trade secrets, know-how, financial information, or other information of a type that is known to be, or that a reasonable person would recognize it to be, confidential made by FCA or any of its affiliates (as applicable, the “Discloser”) under or in connection with this Agreement, as well as the terms of this Agreement (collectively, the “Confidential Information”), shall be received and maintained in confidence by the recipient (the “Recipient”) and each Recipient shall treat all such Confidential Information as the confidential property of the Discloser and keep it confidential and secure and protect it from unauthorized use or disclosure by using at least the same degree of care as Recipient employs to avoid unauthorized use or disclosure of its own Confidential Information of similar nature, but in no event less than reasonable care. Notwithstanding the foregoing, a Recipient shall be permitted to disclose any Confidential Information if required by applicable law, provided the Recipient provides the Discloser reasonable prior opportunity to comment upon such disclosure to the extent permitted by law and agree to cooperate to take reasonable steps to minimize the extent of any such required disclosure.

(b)
The term “Confidential Information” does not include information that (i) was in the public domain prior to the time it was furnished to Recipient or is at the time of the alleged breach (through no willful or improper action or inaction by such Recipient) generally available to the public, (ii) was or becomes available to a Recipient on a non-confidential basis from a source other than FCA or its affiliates, provided such other source is not be known by the Recipient to be bound by a confidentiality obligation, (iii) is lawfully known to a Recipient prior to disclosure of the Confidential Information by FCA or its affiliates, or (iv) is independently developed by a Recipient without any use of any Confidential Information.

(b) Todos los libros y registros relativos a las obligaciones de FCA en virtud del presente Contrato se mantendrán y serán accesibles al Acreedor para su inspección en una ubicación en los Estados Unidos de América durante al menos dos (2) años tras la terminación o expiración del presente Contrato.

5. CONFIDENCIALIDAD

(a) Todas las divulgaciones de secretos comerciales, conocimientos técnicos, información financiera u otra información de un tipo que se sabe que es confidencial, o que una persona razonable reconocería que es confidencial, realizadas por FCA o cualquiera de sus subsidiarias (según corresponda, el "Revelador") en virtud o en relación con este Contrato, así como los términos de este Contrato (colectivamente, la “Información Confidencial”), será recibida y mantenida de forma confidencial por el receptor (el "Receptor") y cada Receptor tratará toda Información Confidencial como propiedad confidencial del Revelador y la mantendrá confidencial y segura y la protegerá del uso o divulgación no autorizados utilizando al menos el mismo grado de cuidado que el Receptor emplea para evitar el uso o divulgación no autorizados de su propia Información Confidencial de naturaleza similar, pero en ningún caso inferior al cuidado razonable. Sin perjuicio de lo anterior, el Receptor podrá divulgar cualquier Información Confidencial si así lo exige la legislación aplicable, siempre y cuando el Receptor proporcione al Revelador una oportunidad previa razonable para comentar dicha divulgación en la medida en que lo permita la ley y acepte cooperar para tomar medidas razonables con el fin de minimizar el alcance de cualquier divulgación exigida.

(b) El término "Información confidencial" no incluye información que (i) fuera de dominio público antes del momento en que se proporcionó al Receptor o que en el momento del supuesto incumplimiento (sin acción o inacción voluntaria o indebida por parte de dicho Receptor) esté generalmente a disposición del público, (ii) haya estado o pase a estar a disposición del Receptor de forma no confidencial por parte de una fuente distinta a FCA o sus subsidiarias, siempre y cuando el Receptor no sepa que dicha fuente está sujeta a una obligación de confidencialidad, (iii)

(c)
Each Recipient’s obligations with respect to the Confidential Information shall continue for a term of three (3) years following the termination of this Agreement.

6.
COMPLIANCE WITH LAWS

Notwithstanding anything to the contrary, the obligations of the Parties hereto shall be subject to all laws, present and future (including export control laws and regulations) of any government having jurisdiction over the Parties hereto, and to orders, regulations, directions, or requests of any such government. Each Party shall undertake to comply with and be solely responsible for complying with such laws applicable to such Party.

7.
TAXES

Each Party shall otherwise remain responsible for all taxes applicable to such Party and its operations in connection with this Agreement.

8.
NOTICE AND PAYMENT

Any notice or communication required or permitted to be given be any provisions of this Agreement, including any consents, shall be in writing and shall be deemed to have been given and received by the person to whom directed, if properly addressed: (1) when delivered personally to such person or to an officer of the person to which directed, (2) upon confirmation of receipt of transmission by email, or (3) two days after being deposited with an internationally recognized overnight courier, delivery charges prepaid for delivery the following day. The addresses for notice are as follows:

FCA:

el Receptor la conozca legalmente antes de la divulgación de la Información Confidencial por parte de FCA o sus subsidiarias, o (iv) el Receptor la desarrolle de forma independiente sin utilizar alguna Información Confidencial.

(c) Las obligaciones de cada Receptor con respecto a la Información Confidencial continuarán durante un plazo de tres (3) años contados a partir de la terminación del presente Contrato.

6. CUMPLIMIENTO CON LA LEY.

No obstante cualquier disposición en contrario, las obligaciones de las Partes del presente Contrato estarán sujetas a todas las leyes, presentes y futuras (incluidas las leyes y reglamentos de control de las exportaciones) de cualquier gobierno que tenga jurisdicción sobre las Partes del presente Contrato, y a las órdenes, regulaciones, instrucciones o solicitudes de cualquiera de dichos gobiernos. Cada una de las Partes se comprometerá a cumplir y será la única responsable del cumplimiento de dichas leyes aplicables a dicha Parte.

7. IMPUESTOS

Cada Parte seguirá siendo responsable de todos los impuestos aplicables a dicha Parte y a sus operaciones en relación con el presente Contrato.

8. NOTIFICACIONES Y PAGO

Cualquier notificación o comunicación requerida o permitida en virtud de cualquiera de las disposiciones del presente Contrato, incluido cualquier otorgamiento de consentimiento, se realizará por escrito y se considerará entregada y recibida por la persona a la que se dirige, si está debidamente dirigida: (1) cuando se entrega personalmente a dicha persona o a un funcionario de la persona a la que se dirige, (2) tras la confirmación de la recepción de la transmisión por correo electrónico, o (3) dos días después de ser depositada en un servicio de mensajería nocturno reconocido internacionalmente, con los gastos de envío pagados por adelantado para su entrega al día siguiente. Las direcciones de notificación son las siguientes:

FreightCar America, Inc.

125 S. Wacker Drive, Suite 1500

Chicago, IL 60606

Attn: Celia Perez

Email: cperez@freightcar.net

With a copy to (which shall not constitute notice):

Kelley Drye & Warren LLP

333 W. Wacker Dr., 26th Floor

Chicago, IL 60606

Attn: Andrew Pillsbury

APillsbury@kelleydrye.com

Royalty Payee:

Salvador Gil Benavides

Rio Nazas 1001 Col. Jardines de la Salle, Monclova, Coahuila 25720 México

Attn: Salvador Gil Benavides

Email: sgil@fasemex.com.mx

With a copy to (which shall not constitute notice):

Romero, Ramos, Quintanilla y Bortoni S.C.

Lazaro Cardenas 435 Despacho 410

Colonia Loma Larga, 66266

San Pedro Garza Garcia, Nuevo Leon, Mexico.

Attn: Francisco Romero

Email: fromero@rrqb.mx

Any Party may change its address, email or individual for receiving notice for the purpose of this Section by notice to the other given in the manner set forth above.

9.
GOVERNING LAW

This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Illinois applicable to contracts made in that state, without giving effect to any choice of law or conflict of law provision or rule that would cause the application

FCA:

FreightCar America, Inc.

125 S. Wacker Drive, Suite 1500

Chicago, IL 60606

Attn: Celia Perez

Email: cperez@freightcar.net

Con copia a (la cual no constituirá notificación):

Kelley Drye & Warren LLP

333 W. Wacker Dr., 26° Piso

Chicago, IL 60606

Attn: Andrew Pillsbury

APillsbury@kelleydrye.com

El Acreedor:

Salvador Gil Benavides

Rio Nazas 1001 Col. Jardines de la Salle, Monclova, Coahuila 25720 México

Attn: Salvador Gil Benavides

Email: sgil@fasemex.com.mx

Con copia a (la cual no constituirá notificación):

Romero, Ramos, Quintanilla y Bortoni S.C.

Lazaro Cardenas 435 Despacho 410

Colonia Loma Larga, 66266

San Pedro Garza Garcia, Nuevo Leon, Mexico.

Attn: Francisco Romero

Email: fromero@rrqb.mx

Cualquiera de las Partes podrá cambiar su dirección, correo electrónico o persona para recibir notificaciones a los efectos de la presente Cláusula mediante notificación a la otra Parte realizada en la forma establecida anteriormente.

9. LEGISLACIÓN APLICABLE

El presente Contrato se regirá y se someterá en cuanto a su validez, ejecución, interpretación, construcción, efecto y en todos los demás aspectos por las leyes internas del Estado de Illinois aplicables a los contratos celebrados en dicho estado, sin dar efecto a ninguna elección de of the laws of any jurisdiction other than the State of Illinois.

10.
CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)
EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL PROCEEDINGS (IN CONTRACT, IN TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, ANY RELATIONSHIPS BETWEEN THE PARTIES HEREUNDER AND ANY DISPUTES WITH RESPECT TO ANY OF THE FOREGOING SHALL BE COMMENCED AND PROSECUTED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS LOCATED IN THE CITY OF CHICAGO, COUNTY OF COOK, AND ANY APPELLATE COURT THEREFROM OR THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS AND ANY APPELLATE COURT THEREFROM (COLLECTIVELY, THE “Illinois Courts”). EACH PARTY HERE-BY IRREVOCABLY AND UNCONDITIONALLY CONSENTS AND SUBMITS, FOR IT-SELF AND ITS ASSETS, TO THE EXCLUSIVE JURISDICTION OF ANY OF THE ILLINOIS COURTS IN RESPECT OF ANY SUCH PROCEEDING. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(b)
EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW

ley o conflicto de disposiciones o normas legales que provoquen la aplicación de las leyes de cualquier jurisdicción distinta del Estado de Illinois.

10. CONSENTIMIENTO A LA JURISDICCIÓN; RENUNCIA AL JUICIO CON JURADO.

(a) CADA UNA DE LAS PARTES ACEPTA DE FORMA IRREVOCABLE E INCONDICIONAL QUE TODOS LOS PROCEDIMIENTOS CONTRACTUALES, EXTRACONTRACTUALES O DE OTRO TIPO) DERIVADOS O RELACIONADOS CON EL PRESENTE CONTRATO, LAS TRANSACCIONES CONTEMPLADAS EN EL MISMO, CUALQUIER RELACIÓN ENTRE LAS PARTES EN VIRTUD DEL PRESENTE Y CUALQUIER DISPUTA CON RESPECTO A CUALQUIERA DE LOS ANTERIORES SE INICIARÁ Y PROCESARÁ EXCLUSIVAMENTE EN LOS TRIBUNALES DEL ESTADO DE ILLINOIS UBICADOS EN LA CIUDAD DE CHICAGO, COUNTY OF COOK, Y CUALQUIER TRIBUNAL DE APELACIÓN DEL MISMO O LOS ESTADOS UNIDOS PARA EL DISTRITO NORTE DE ILLINOIS Y CUALQUIER TRIBUNAL DE APELACIÓN DEL MISMO (COLECTIVAMENTE, LOS "Tribunales de Illinois"). CADA UNA DE LAS PARTES CONSIENTE Y SE SOMETE IRREVOCABLE E INCONDICIONALMENTE, POR SÍ MISMA Y POR SUS BIENES, A LA JURISDICCIÓN EXCLUSIVA DE CUALQUIERA DE LOS TRIBUNALES DE ILLINOIS CON RESPECTO A CUALQUIERA DE DICHOS PROCEDIMIENTOS. POR LA PRESENTE, CADA UNA DE LAS PARTES CONSIENTE DE FORMA IRREVOCABLE E INCONDICIONAL A LA NOTIFICACIÓN DE PROCESOS EN LA FORMA PREVISTA PARA LAS NOTIFICACIONES EN LA CLAÚSULA 8. NADA DE LO DISPUESTO EN EL PRESENTE CONTRATO AFECTARÁ AL DERECHO DE CUALQUIERA DE LAS PARTES A NOTIFICAR PROCESOS DE CUALQUIER OTRA FORMA PERMITIDA POR LA LEY.

(b) POR EL PRESENTE CONTRATO, CADA UNA DE LAS PARTES RENUNCIA DE FORMA IRREVOCABLE E

OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, ANY RELATIONSHIPS BETWEEN THE PARTIES HEREUNDER AND ANY DISPUTES WITH RESPECT TO ANY OF THE FOREGOING IN ANY OF THE ILLINOIS COURTS. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH PROCEEDING IN ANY OF THE ILLINOIS COURTS. EACH OF THE PARTIES AGREES THAT A FINAL JUDGMENT IN ANY SUCH PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c)
EACH PARTY AGREES THAT ANY PROCEEDING (IN CONTRACT, IN TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, ANY RELATIONSHIPS BETWEEN THE PARTIES HEREUNDER AND ANY DISPUTES WITH RESPECT TO ANY OF THE FOREGOING WILL INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH PROCEEDING.

(d)
EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING ARISING UNDER OR RELATING TO THIS AGREEMENT, SEEK TO ENFORCE THE FOREGOING WAIVERS,

INCONDICIONAL, EN LA MEDIDA EN QUE PUEDA HACERLO DE FORMA LEGAL Y EFECTIVA, A CUALQUIER OBJECIÓN QUE PUEDA TENER AHORA O EN EL FUTURO AL ESTABLECIMIENTO DE LA JURISDICCIÓN DE CUALQUIER PROCEDIMIENTO DERIVADO O RELACIONADO CON EL PRESENTE CONTRATO, LAS TRANSACCIONES CONTEMPLADAS EN EL PRESENTE DOCUMENTO, CUALQUIER RELACIÓN ENTRE LAS PARTES EN VIRTUD DEL PRESENTE DOCUMENTO Y CUALQUIER DISPUTA CON RESPECTO A CUALQUIERA DE LOS ANTERIORES EN CUALQUIERA DE LOS TRIBUNALES DE ILLINOIS. CADA UNA DE LAS PARTES ACUERDA QUE UNA SENTENCIA DEFINITIVA EN CUALQUIERA DE DICHOS PROCEDIMIENTOS SERÁ CONCLUYENTE Y PODRÁ EJECUTARSE EN OTRAS JURISDICCIONES MEDIANTE UNA DEMANDA BASADA EN LA SENTENCIA O DE CUALQUIER OTRA FORMA PREVISTA POR LA LEY.

(c) CADA UNA DE LAS PARTES ACEPTA QUE CUALQUIER PROCEDIMIENTO (CONTRACTUAL, EXTRACONTRACTUAL O DE OTRO TIPO) DERIVADO O RELACIONADO CON EL PRESENTE CONTRATO, LAS TRANSACCIONES CONTEMPLADAS EN EL MISMO, CUALQUIER RELACIÓN ENTRE LAS PARTES EN VIRTUD DEL PRESENTE Y CUALQUIER DISPUTA CON RESPECTO A CUALQUIERA DE LOS ANTERIORES IMPLICARÁ CUESTIONES COMPLICADAS Y DIFÍCILES, Y POR LO TANTO CADA UNA DE LAS PARTES RENUNCIA IRREVOCABLE E INCONDICIONALMENTE A CUALQUIER DERECHO QUE PUEDA TENER A UN JUICIO CON JURADO CON RESPECTO A CUALQUIERA DE DICHOS PROCEDIMIENTOS.

(d) CADA PARTE CERTIFICA Y RECONOCE QUE (i) NINGÚN REPRESENTANTE, AGENTE O ABOGADO DE OTRA PARTE HA DECLARADO, DE FORMA EXPRESA O DE OTRO TIPO, QUE DICHA OTRA PARTE NO INTENTARÁ, EN CASO DE PROCEDIMIENTO EN VIRTUD DEL PRESENTE CONTRATO O EN RELACIÓN

(ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) SUCH PARTY MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATION IN THIS SECTION 10(d).

(e)
EACH OF THE PARTIES HERETO WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LAWSUIT, ACTION OR PROCEEDING SEEKING ENFORCEMENT OF SUCH PARTY’S RIGHTS UNDER THIS AGREEMENT.

11.
SURVIVAL

If this Agreement terminates or expires, the provisions of this Agreement which by their nature extend beyond the expiration or termination of this Agreement shall survive, including Sections 1, 4, 5, and 7 through 21.

12.
FURTHER ASSURANCES

In connection with this Agreement and the transactions contemplated hereby, each Party shall execute and deliver such further documents, and perform such further acts, as may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions contemplated hereunder, as reasonably requested by another Party.

13.
ENTIRE AGREEMENT

This Agreement, contains all agreements among the Parties relating to its subject matter and supersedes and cancels any and all previous contracts or agreements among the Parties with respect thereto. Any other understanding about this Agreement, including additional terms or provisions contained in invoices, shipping papers, or other documents, will be of no force or effect. Any amendment to this Agreement must be in writing and will not be effective until it is executed and approved by an authorized representative of each Party.

CON EL MISMO, EJECUTAR LAS RENUNCIAS ANTERIORES, (ii) DICHA PARTE ENTIENDE Y HA CONSIDERADO LAS IMPLICACIONES DE DICHAS RENUNCIAS, (iii) DICHA PARTE REALIZA DICHAS RENUNCIAS VOLUNTARIAMENTE, Y (iv) DICHA PARTE HA SIDO INDUCIDA A ENTRAR EN ESTE CONTRATO POR, ENTRE OTRAS COSAS, LAS RENUNCIAS MUTUAS Y LA CERTIFICACIÓN EN ESTA CLÁUSULA 10(d).

(e) CADA UNA DE LAS PARTES RENUNCIA AL DERECHO A UN JUICIO CON JURADO EN RELACIÓN CON CUALQUIER DEMANDA, ACCIÓN O PROCEDIMIENTO QUE PRETENDA HACER VALER LOS DERECHOS DE DICHA PARTE EN VIRTUD DEL PRESENTE CONTRATO.

11. PERMANENCIA

En caso de resolución o expiración del presente Contrato, subsistirán las disposiciones del mismo que por su naturaleza se extiendan más allá de la expiración o resolución del presente Contrato, incluidas las Cláusulas 1, 4, 5 y 7 a 21.

12. GARANTÍAS ADICIONALES

En relación con el presente Contrato y las transacciones contempladas en el mismo, cada una de las Partes suscribirá y entregará los documentos adicionales y realizará los actos adicionales que sean necesarios o apropiados para efectuar y cumplir las disposiciones del presente Contrato y las transacciones contempladas en el mismo, según lo solicite razonablemente la otra Parte.

13. UNIDAD DE CONVENIO

El presente Contrato contiene todos los acuerdos entre las Partes relativos a su objeto y sustituye y anula todos y cada uno de los contratos o acuerdos anteriores entre las Partes con respecto al mismo. Cualquier otro acuerdo sobre el presente Contrato, incluidos los términos o disposiciones adicionales contenidos en facturas, documentos de envío u otros documentos, no tendrá fuerza ni efecto alguno. Cualquier modificación del presente Contrato deberá realizarse por escrito y no surtirá efecto hasta que

14.
SEVERABILITY

If any provision of this Agreement is determined by any legislature, court, or administrative agency to be invalid or unenforceable, every other provision will remain in full force and effect, unless the purposes of this Agreement cannot be achieved. The Parties will use commercially reasonable efforts to substitute a valid, legal, and enforceable provision, which insofar as practical implements the purposes of any provision held invalid, illegal, or unenforceable.

15.
WAIVERS

No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

16.
ASSIGNMENT

This Agreement is deemed to be of a personal nature and no party may assign, convey, or transfer this Agreement or any right or interest in this Agreement, or delegate or subcontract performance of any obligations hereunder, in whole or in part, to any third party, without the prior written consent of FCA. Any attempt to do so shall be void ab initio.

Notwithstanding the foregoing, the Parties agree that (1) the initial Royalty Payee shall have the one-time right to totally or partially assign and/or haya sido ejecutada y aprobada por un representante autorizado de cada una de las Partes.

14. ILEGALIDAD DE DISPOSICIONES

Si cualquier disposición del presente Contrato es declarada inválida o inaplicable por cualquier legislatura, tribunal u organismo administrativo, todas las demás disposiciones seguirán en pleno vigor y efecto, a menos que no puedan alcanzarse los fines del presente Contrato. Las Partes harán todos los esfuerzos comercialmente razonables para sustituir una disposición válida, legal y aplicable que, en la medida de lo posible, cumpla los fines de cualquier disposición declarada inválida, ilegal o inaplicable.

15. RENUNCIAS

Ninguna renuncia de cualquiera de las Partes a cualquiera de las disposiciones del presente documento será efectiva a menos que se establezca explícitamente por escrito y esté firmada por la Parte que renuncia. Ninguna renuncia por cualquiera de las Partes se interpretará como una renuncia con respecto a cualquier falta, incumplimiento o violación no identificado expresamente por dicha renuncia por escrito, ya sea de carácter similar o diferente, y ya sea que ocurra antes o después de dicha renuncia. El no ejercicio o el retraso en el ejercicio de cualquier derecho, recurso, facultad o privilegio derivado del presente Contrato no se interpretará como una renuncia al mismo; ni el ejercicio único o parcial de cualquier derecho, recurso, facultad o privilegio en virtud del presente Contrato impedirá cualquier otro ejercicio posterior del mismo o el ejercicio de cualquier otro derecho, recurso, facultad o privilegio.

16. CESIÓN

El presente Contrato se considera de naturaleza personal y ninguna de las partes podrá ceder, transmitir o transferir el presente Contrato o cualquier derecho o interés en el mismo, ni delegar o subcontratar el cumplimiento de cualquiera de sus obligaciones, en su totalidad o en parte, a terceros, sin el consentimiento previo por escrito de FCA. Cualquier intento de hacerlo será nulo ab initio.

transfer its rights under this Agreement, without the prior written consent of FCA, (a) by any means (i) to any individual that is a member of the initial Royalty Payee´s family and that is a blood relative, a spouse and/or with whom the initial Royalty Payee has an adoption relationship, and/or (ii) to any legal entity in which Royalty Payee is a controlling equity holder (for so long as Royalty Payee or its successors remain the controlling equity holder), (b) by means of a contribution to a trust set up by the initial Royalty Payee that (i) is controlled by, or, for the benefit of, the initial Royalty Payee, or (ii) is for the benefit of the beneficiaries of such trust or any individual that is a member of the initial Royalty Payee´s family and that is a blood relative, a spouse and/or with whom the initial Royalty Payee has an adoption relationship, and/or (2) the initial Royalty Payee and its successors, if any, shall have the right to totally or partially assign and/or transfer its rights under this Agreement, without the prior written consent of FCA, by cause of death to their heirs and/or legatees, appointed by will or by law if the initial Royalty Payee or its successors die intestate. In the cases referred to in (1) above, Royalty Payee or its legal representative, as the case may be, shall give written notice to FCA 30 (thirty) calendar days prior to the corresponding event. In the cases referred to in (2) above, the executor shall give written notice to FCA 30 (thirty) calendar days after the corresponding event.

17.
NO THIRD-PARTY BENEFICIARIES

This Agreement is solely for the benefit of the Parties and their respective permitted successors and assigns, without prejudice to the provisions of Section 16 hereof. There are no other third-party beneficiaries to this Agreement.

18.
RELATIONSHIP OF THE PARTIES

The relationship between and among the Parties is solely that of independent contractors. Nothing in this Agreement creates a partnership, joint venture, or principal-agent relationship. Royalty Payee shall not have any authority to create or

No obstante lo anterior, las Partes acuerdan que (1) el Acreedor inicial tendrá el derecho, por una sola vez, a ceder y/o transferir total o parcialmente sus derechos en virtud del presente Contrato, sin el consentimiento previo por escrito de FCA, (a) por cualquier medio (i) a cualquier persona física que sea miembro de la familia del Acreedor inicial y que sea pariente consanguíneo, cónyuge y/o con quien el Acreedor inicial tenga una relación de adopción, y/o (ii) a cualquier entidad jurídica en la que el Acreedor sea un accionista mayoritario (mientras el Acreedor o sus herederos siga siendo el accionista mayoritario), (b) mediante aportación a un fideicomiso constituido por el Acreedor inicial, que (i) sea controlado por, o, para el beneficio de, el Acreedor inicial, o (ii) sea para el beneficio de los fideicomisarios de dicho fideicomiso o para cualquier persona física que sea miembro de la familia del Acreedor inicial y que sea pariente consanguíneo, cónyuge y/o con quien el Acreedor Inicial tenga una relación de adopción, y/o (2) el Acreedor inicial y sus herederos, si los hubiere, tendrán derecho a ceder y/o transferir total o parcialmente sus derechos en virtud del presente Contrato, sin el consentimiento previo por escrito de FCA, por causa de muerte a sus herederos y/o legatarios, designados por testamento o por ley si el Acreedor inicial o sus herederos fallecen intestados. En los casos anteriormente referidos en el punto (1), el Acreedor o su representante legal, según sea el caso, deberán notificar por escrito a FCA 30 (treinta) días naturales antes de ocurrido el evento correspondiente. En los casos anteriormente referidos en el punto (2), el albacea deberá notificar por escrito a FCA 30 (treinta) días naturales después de ocurrido el evento correspondiente.

17. EFECTO VINCULATORIO; BENEFICIO

El presente Contrato beneficia exclusivamente a las Partes y a sus respectivos causahabientes y cesionarios autorizados, sin perjuicio de lo dispuesto en la Cláusula 16 del mismo. No existen terceros beneficiarios del presente Contrato.

18. RELACIÓN ENTRE LAS PARTES

assume in FCA’s name or on its behalf any obligation, expressed or implied, or to act or purport to act as FCA’s agent or legally empowered representative for any purpose whatsoever. No Party shall be liable to any third party in any way for any engagement, obligation, commitment, contract, representation, transaction, or act or omission to act of another other Party, except as expressly provided herein.

19.
TERMINOLOGY AND CONSTRUCTION

All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; and the singular shall include the plural and vice versa. Titles of Articles, Sections, Exhibits, and Schedules are for convenience only, and neither limit nor amplify the provisions of this Agreement. Except as specifically provided, references to Articles, Sections, Exhibits, and Schedules in this Agreement refer to Articles, Sections, Exhibits, and Schedules to, this Agreement. The use herein of the word “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” or “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. The word “or” shall mean “and/or” unless the context requires otherwise. The words “day,” “month,” and “year” mean, respectively, calendar day, calendar month and calendar year. The Parties agree that the terms and conditions of this Agreement are the result of negotiations between them and that this Agreement shall be construed in favor of or against either Party by reason of the extent to which such Party of its professional advisors participated in the preparation of such agreements.

La relación entre las Partes es exclusivamente la de contratistas independientes. Nada en este Contrato crea una sociedad en participación, joint venture o una relación principal-agente. El Acreedor no tendrá autoridad alguna para crear o asumir en nombre de FCA o en su representación ninguna obligación, expresa o implícita, ni para actuar o pretender actuar como agente o representante legalmente facultado de FCA para ningún fin. Ninguna de las Partes será responsable ante terceros de ninguna manera por cualquier compromiso, obligación, compromiso, contrato, representación, transacción, o acto u omisión de actuar de la otra Parte, salvo lo expresamente dispuesto en el presente Contrato.

19. TERMINOLOGÍA Y ESTRUCTURA

Todos los pronombres personales utilizados en el presente Contrato, ya sea en género masculino, femenino o neutro, incluirán todos los demás géneros; y el singular incluirá el plural y viceversa. Los títulos de los Artículos, Cláusulas, Anexos y Listas se utilizan únicamente por comodidad y no limitan ni amplían las disposiciones del presente Contrato. Salvo que se disponga específicamente lo contrario, las referencias a los Artículos, Cláusulas, Anexos y Anexos de este Contrato se refieren a los Artículos, Cláusulas, Anexos y Anexos de este Contrato. El uso en el presente documento de la palabra "incluyendo", cuando siga a cualquier declaración, término o asunto general, no se interpretará en el sentido de limitar dicha declaración, término o asunto a los elementos o asuntos específicos establecidos inmediatamente después de dicha palabra o a elementos o asuntos similares, independientemente de que se utilice o no un lenguaje no limitativo (como "sin limitación" o "pero sin limitarse a", o palabras de significado similar) con referencia a los mismos, sino que se considerará que se refiere a todos los demás elementos o asuntos que pudieran razonablemente incluirse en el ámbito más amplio posible de dicha declaración, término o asunto general. La palabra "o" significará "y/o" a menos que el contexto requiera lo contrario. Las palabras "día", "mes" y "año" significan, respectivamente, día natural, mes natural y año natural. Las Partes acuerdan que los términos y condiciones de este Contrato son el resultado de negociaciones entre ellas y que este Contrato se interpretará a favor o en contra de cualquiera de

20.
LIMITATIONS OF LIABILITY

No Party to this Agreement shall be entitled to recover from the other any special, incidental, consequential or punitive damages.

21.
COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which together shall constitute a single instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

[Signature Page Follows]

las Partes en razón de la medida en que dicha Parte o sus asesores profesionales hayan participado en la preparación de dichos acuerdos.

20. LIMITACIONES DE RESPONSABILIDAD

Ninguna de las Partes de este Contrato tendrá derecho a reclamar a la otra ningún daño especial, incidental, consecuente o punitivo.

21. EJEMPLARES

El presente Contrato podrá ejecutarse en dos o más ejemplares, cada uno de los cuales constituirá un original y todos ellos juntos constituirán un único instrumento.

[Siguen las Páginas de Firma]

EN FE DE LO CUAL, las Partes firman el presente Contrato en la Fecha de Inicio.

[Sigue Hoja de Firmas]

FCA:	ROYALTY PAYEE/ACREEDOR:
FREIGHTCAR AMERICA, INC. By: /s/ Michael Riordan Name: Michael Riordan Title: CFO	SALVADOR GIL BENAVIDES /s/ Salvador Gil Benavides